EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the shares of Common Stock of VBI Vaccines, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of December 9, 2016.

December 9, 2016
Date

PERCEPTIVE ADVISORS LLC

/s/ Joseph Edelman
Signature

Joseph Edelman/Managing Member
Name/Title

December 9, 2016
Date

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD

/s/ Joseph Edelman
Signature

Joseph Edelman/Managing Member
Name/Title

PERCEPTIVE CREDIT HOLDINGS, LP

December 9, 2016
Date

/s/ Joseph Edelman
Signature

Joseph Edelman/Managing Member
Name/Title

December 9, 2016
Date

/s/ Joseph Edelman
Signature

Joseph Edelman
Name/Title